UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): February 12, 2007

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                        GYRODYNE COMPANY OF AMERICA, INC.

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             (Exact name of Registrant as Specified in its Charter)

         New York                     000-01684              1-1688021
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(State or Other Jurisdiction       (Commission File      (I.R.S. Employer
of Incorporation)                  Number)               Identification No.)


                                  1 FLOWERFIELD
                                    SUITE 24
                            ST. JAMES, NEW YORK 11780
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                         (Address of principal executive
                               offices) (Zip Code)

                                 (631) 584-5400
                            -------------------------
                         Registrant's telephone number,
                               including area code

                                       N/A
                            -------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.
Item 1.02.  Termination of a Material Definitive Agreement.

Gyrodyne Company of America, Inc. (the "Company") entered into an Agreement dated February 12, 2007 with DPMG, Inc. d/b/a Landmark National ("Landmark") (the "Agreement"), pursuant to which the Golf Operating Agreement and the Asset Management Agreement (collectively, the "Golf Course Agreements"), both dated April 9, 2002, and both entered into by and between the Company and Landmark, were terminated. The Agreement also obligates Landmark to provide consulting services to the Company in connection with the eminent domain litigation captioned Gyrodyne Company of America, Inc. -against- The State University of New York at Stony Brook for the People of the State of New York (the "Eminent Domain Litigation") for a period not to exceed the earlier of the completion of such litigation or February 1, 2010. The Company and Landmark also exchanged general releases upon execution of the Agreement pursuant to which each party released the other from any and all claims arising out of events occurring before the date of the Agreement.

The consulting services relating to the Eminent Domain Litigation to be provided by Landmark under the Agreement will include general consultations with the Company, review of pertinent documents, consultations regarding land planning and economic feasibility studies and coordination with project engineers. As compensation for these consulting services and for certain services provided to the Company by Landmark between October 2004 and October 2006, and in consideration of Landmark's agreement to terminate the Golf Course Agreements, the Company paid Landmark $2,000,000 upon execution of the Agreement and will pay an additional $1,000,000 to Landmark in thirty-six equal monthly installments of $26,777.77 commencing on March 1, 2007 and ending on February 1, 2010.

The Golf Course Agreements were entered into in contemplation of the design and development of an 18-hole championship residential golf course community on the Company's Flowerfield property. The realization of this development plan was negated when the State University of New York at Stony Brook appropriated 245.5 acres of the Flowerfield property to itself through the power of eminent domain on November 2, 2005. The condemnation led the Company to accrue as of January 31, 2006 a $500,000 early termination fee owed to Landmark, as reported by the Company in its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006. Furthermore, as previously reported by the Company, Landmark had maintained that the

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condemnation triggered an incentive fee provision in the Golf Course Agreements that entitled Landmark to 10% of all proceeds from the condemned Flowerfield property and from the development and/or sale of the Company's remaining Flowerfield property, a position which the Company believed was based upon an erroneous interpretation of the incentive fee provision. Landmark will be unable to pursue these claims against the Company as a result of the mutual releases exchanged by the parties pursuant to the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

   Exhibit No.      Description
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   99.1             Press Release of Gyrodyne Company of America, Inc. dated
                    February 14, 2007


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              GYRODYNE COMPANY OF AMERICA, INC.


                              By: /s/ Stephen V. Maroney
                              ------------------------------------------------
                              Stephen V. Maroney
                              President, Chief Executive Officer and Treasurer

                              Date: February 15, 2007